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                                                                   EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
W Holding Company, Inc.
Mayaguez, Puerto Rico

We consent to the incorporation by reference in this Registration Statement of W Holding Company, Inc. on Form S-8 of our reports dated February 14, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of W Holding Company, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

San Juan, Puerto Rico
May 3rd, 2001